SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report  (Date of earliest Event reported)   September 3, 1997
                                                   -------------------

                        BERNARD HALDANE ASSOCIATES, INC.
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             (Exact name of Registrant as specified in its charter)

                          Quantum Ventures Group, Inc.
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                          (Former Name of Registrant)

     Florida                       000-18097                   59-2720407
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 (State or other             (Commission File No.)          (I.R.S. Employee
  jurisdiction of                                            Identification
  incorporation)                                                  No.)


  192 Lexington Avenue, 15th Floor New York, New York            10016
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      (Address of principal executive offices)                 (Zip Code)

Registrant's Telephone Number including area code:  (212)679-3560
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                444 Park Avenue South, New York, New York 10016
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                (Former address of principal executive offices)





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ITEM 5.     OTHER EVENTS

    In February 1997, the Company's Board of Directors received an offer from Jerold Weinger, the Company's president and a principal shareholder and Renee Nadel, the wife of the Company's former president and a principal shareholder, to purchase the shares of stock owned by the public shareholders at a cost of $2.75 per share. In conjunction therewith, the Board of Directors determined that it would be in the best interests of the company and the public shareholders to name two independent directors to the Company's Board of Directors to consider and vote upon the fairness of the offer. On April 25, 1997, Jeffrey Schachter and Gregg Weiss were elected to the Board of Directors. In order for the Board to determine the fairness of the offer, Laidlaw & Co. was retained to render a fairness opinion in connection with the proposed going private transaction. On August 11, 1997 Laidlaw & Co. opined that from a financial point of view , it is their opinion that the public shareholders would be entitled to receive the sum of $3.00 per share. After reviewing the fairness opinion, Mr. Weinger and Mrs. Nadel increased their offer to purchase the shares of common stock owned by the public shareholders to $3.00 per share. On August 18, 1997, the Board of Directors met to consider the Laidlaw opinion and on September 3, 1997 the unanimous consent of the Board was obtained to accept the offer made by Mrs. Nadel and Mr. and Mrs. Weinger.

    Ms. Weinger and Nadel and Mr. Weinger (the Weinger-Nadel Group ) have advised the Company that (i) they intend to establish an entity ( NEWCO ) for the purpose of merging with and/or combining with the Company, and (ii) they will contribute their shares of Common Stock in the Company to NEWCO in exchange for securities of NEWCO. The Weinger-Nadel Group's proposal is to be submitted to the vote of the Company's stockholders and will be subject to their approval. However, members of the Weinger-Nadel Group have, and therefore, NEWCO, will have a sufficient number of votes to carry stockholder approval of the proposal. It is anticipated that if such merger or combination is approved, all stockholders (other than member s of the Weinger-Nadel Group), will be entitled to receive $3.00 per share for their shares of the Company's Common Stock or such amount as if found appropriate in court assessing their rights under Florida law. The Company anticipates making further announcements and a proxy statement will be disseminated to all stockholders of record detailing the proposal, the reasons for same and described stockholder rights.





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                                   SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Bernard Haldane Associates, Inc.



BY:/s/ Jerold Weinger
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       Jerold Weinger, President



DATED:  September 8, 1997
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